EXHIBIT 10.3

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of September 2, 2016, by and between Array BioPharma Inc., a Delaware corporation with headquarters located at 3200 Walnut Street, Boulder, Colorado 80301 (the “Company), and the investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an “Investor” and collectively, the “Investors”).

BACKGROUND

A.                                    Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate principal amount of subordinated convertible promissory notes of the Company, in substantially the form attached hereto as Exhibit E (the “Notes”), in the amounts set forth opposite each Investor’s name on Exhibit A (such total aggregate principal amounts for all such Investors to be in an amount equal to $10,000,000).

B.                                    In the event that a Qualified Financing (as defined herein) does not occur prior to the Maturity Date (as defined herein) of the Notes, the Company has the right, under the terms of the Notes, in lieu of repaying the Repayment Amount (as defined herein) in cash to the Investors on the Maturity Date, to elect to deliver preferred stock, par value $0.001 per share (“Preferred Stock”), with such terms as are set forth in the form of Certificate of Designation (“Certificate of Designation”) attached hereto as Exhibit F, such Preferred Stock, upon filing of the Certificate of Designation by the Company with the Secretary of State of the State of Delaware, to be convertible into shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), at the option of the holder of the Preferred Stock on the terms set forth in the Certificate of Designation (the shares of Common Stock issuable upon conversion of the Preferred Stock, collectively, the “Underlying Shares”).

C.                                    The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

D.                                    The Notes, the Preferred Stock and the Underlying Shares issued or issuable pursuant to this Agreement are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1       Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Certificate of Designation” has the meaning specified in the Preamble.

“Closing” means the closing of the purchase and sale of the Notes pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing as set forth in Section 2.1 or such later date and time as is mutually agreed to by the Company and each Investor.

“Comerica” shall mean Comerica Bank.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Skadden, Arps, Slate, Meagher & Flom, counsel to the Company.

“Common Stock” has the meaning set forth in the Preamble.

“Effective Date” means the date that a Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 6.1(b).

“8-K Filing” has the meaning set forth in Section 4.5.

“Eligible Market” means any of The New York Stock Exchange, Inc., The NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Capital Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Enforceability Exceptions” means (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors rights generally, (ii) the effect of rules of law governing the availability of specific performance, injunctive relief and other equitable remedies and (iii) in the case of Article VI, limitations under applicable federal or state securities laws.

“Event” has the meaning set forth in Section 6.1(d).

“Event Payments” has the meaning set forth in Section 6.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Events” has the meaning set forth in Section 6.1(d)(ii).

“Repayment Amount” has the meaning set forth in the Notes.

“GAAP” has the meaning set forth in Section 3.1(h).

“Indemnified Party” has the meaning set forth in Section 6.4(c).

“Indemnifying Party” has the meaning set forth in Section 6.4(c).

“Initial Filing Date” means the Maturity Date in the event that a Qualified Financing has not occurred prior to the Maturity Date and the Company elects to deliver Preferred Stock in lieu of paying in cash the Repayment Amount or, if such date is not a Business Day, the next date that is a Business Day.

“Insolvent” has the meaning set forth in Section 3.1(i).

“Investor Information” has the meaning set forth in Section 6.4(a).

“Lien” means any lien, charge, claim, security interest or encumbrance of any kind.

“Loan Agreement” shall refer to the Loan and Security Agreement, dated as of June 28, 2005, by and between the Company and Comerica, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of December 19, 2005, that certain Second Amendment to Loan and Security Agreement, Consent and Waiver dated as of July 7, 2006, that certain Third Amendment to Loan and Security Agreement dated as of June 12, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of March 11, 2009, that certain Fifth Amendment to Loan and Security Agreement dated as of September 30, 2009, that certain Sixth Amendment to Loan and Security Agreement dated as of March 31, 2010, that certain bilateral extension letter dated as of March 4, 2011, that certain Seventh Amendment to Loan and Security Agreement dated as of June 11, 2011, that certain Eighth Amendment to Loan and Security Agreement dated as of December 28, 2012, that certain Ninth Amendment to Loan and Security Agreement dated as of June 4, 2013, that certain Tenth Amendment to Loan and Security Agreement dated as of December 31, 2013, that certain Eleventh Amendment to Loan and Security Agreement dated as of August 3, 2015, that certain Twelfth Amendment to Loan and Security Agreement dated as of November 4, 2015 and that certain Thirteenth Amendment to Loan and Security Agreement dated as of June 29, 2016.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation reasonable attorneys’ fees.

“Material Adverse Effect” means (i) a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company and its subsidiaries, taken as a whole, or (ii) a material and adverse impairment of the Company’s ability to perform its obligations under any of the Transaction Documents.

“Maturity Date” has the meaning set forth in the Notes.

“Notes” has the meaning set forth in the Preamble.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Pledge” has the meaning set forth in Section 4.1(c).

“Preferred Stock” has the meaning set forth in the Preamble.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements thereto, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Qualified Financing” has the meaning set forth in the Notes.

“Registrable Securities” means the Underlying Shares, without taking into account any limitations on the conversion of the Preferred Stock, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, until (i) the date on which such Underlying Shares have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement, (ii) the date on which such Underlying Shares are distributed to the public pursuant to Rule 144, (iii) the earliest date that is no less than one year after the date hereof and on which such Underlying Shares may be resold in reliance on paragraph (b)(1) of Rule 144, (iv) the date on which such Underlying Shares shall cease to be outstanding or (v) three years from the Maturity Date; and excluding in all cases any Underlying Shares held by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 7.9.

“Registration Statement” means each registration statement required to be filed under Article VI, and, in each case, the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Effectiveness Date” means, in the event that the Company delivers Preferred Stock in lieu of paying in cash the Repayment Amount, the date that is the earliest of (i) if the Company has received notification from the SEC that the Registration Statement is not subject to a review by the SEC, five (5) Trading Days after the Company receives such notification from the SEC, and (ii) seventy-five (75) days after the Maturity Date, or, if such date is not a Business Day, the next date that is a Business Day.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Preamble.

“Securities” has the meaning set forth in the Preamble.

“Securities Act” has the meaning set forth in the Preamble.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Subordination Agreement” shall refer to the Subordination Agreement, dated on or about September 2, 2016, among the Investors, Comerica Bank and the Company.

“Subsidiary” means any Significant Subsidiary (which for purposes of this Agreement has the meaning ascribed to such term in Regulation S-X under the Exchange Act) of the Company.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on the Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on the Trading Market,

then a day on which trading of the Common Stock occurs on an Eligible Market, or (c) if the Common Stock is not listed or quoted as set forth in clauses (a) or (b) hereof, any Business Day.

“Trading Market” means The Nasdaq Global Market.

“Transaction Documents” means the Notes and this Agreement.

“Transfer Agent” means American Stock Transfer & Trust, LLC or any successor transfer agent for the Company.

“Preferred Stock” has the meaning set forth in the Preamble.

“Underlying Shares” has the meaning set forth in the Preamble.

ARTICLE II
PURCHASE AND SALE

2.1       Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, the aggregate principal amount of Notes set forth opposite such Investor’s name on Exhibit A hereto under the headings “Notes” for the price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Purchase Price”.  The date and time of the Closing shall be 11:00 a.m., New York City time, on the Closing Date.  The Closing shall take place at the offices of the Company Counsel.

2.2       Closing Deliveries.

(a)         At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)                                     one or more Note certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing such number of Notes set forth opposite such Investor’s name on Exhibit A hereto under the heading “Notes”, registered in the name of such Investor (or its designee);

(ii)                                  a legal opinion of John R. Moore, Vice President and General Counsel of the Company, in the form of Exhibit B, executed and delivered to the Investors;

(iii)                               a certificate evidencing the good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within three (3) Business Days of the Closing Date;

(iv)                              a certificate signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the Company conditions specified in Sections 5.1(a) and (b).

(v)                                 a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(b)         At the Closing, each Investor shall deliver or cause to be delivered to the Company the purchase price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company.  Except as disclosed in the SEC Reports, the Company hereby represents and warrants to the Investors as follows:

(a)         Subsidiaries.  The Company does not have any Subsidiaries.

(b)         Organization and Qualification.  The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)          Authorization; Enforcement.  The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company.  Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by Enforceability Exceptions.

(d)         No Conflicts.  The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, the filing of the Certificate of Designation by the Company with the Secretary of State of the State of Delaware, the issuance of the Preferred Stock and the issuance of any Underlying Shares upon conversion of any Preferred Stock do not or will not, as the case may be, (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) to the Company’s knowledge, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including the Trading Market), or by which any property or asset of the Company is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

(e)          The Preferred Shares.  If and to the extent that the Company elects to deliver Preferred Stock in lieu of payment in cash of the Repayment Amount under the Notes, prior to the filing of the Certificate of Designation, the Preferred Shares will be duly authorized and reserved for issuance out of the Company’s authorized and unissued shares of preferred stock and, when issued in accordance with the provisions of the Notes, will be duly and validly issued, fully paid and nonassessable, and such Preferred Stock will be free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investors).

(f)           The Underlying Shares.  If and to the extent that the Company elects to deliver Preferred Stock in lieu of payment in cash of the Repayment Amount under the Notes, prior to the filing of the Certificate of Designation, the Underlying Shares will be duly authorized and reserved for issuance out of the Company’s authorized by unissued shares of Common Stock and, when issued upon conversion of the Preferred Stock, such Underlying Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investors).

(g)          Capitalization.  The authorized capital stock of the Company is as set forth in the SEC Reports.  All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws.  Other than as described in the SEC Reports, there are no other options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or agreements giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  Except as set forth in the SEC Reports, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)         SEC Reports.  Since January 1, 2016, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Such reports are collectively referred to herein as the “SEC Reports”.  As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance in all material respects with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i)             Material Adverse Change.  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below).  For purposes of this Section 3.1(i), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(j)            Absence of Litigation.  Except as disclosed in the SEC Reports, there is no action, suit, claim, or Proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)         Compliance.  Except as described in the SEC Reports and except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) in violation of any statute, rule or regulation of any governmental authority.

(l)             Title to Assets.  The Company has good and marketable title in all personal property owned by it with respect to the 797 Assets (as defined in the Notes), in each case free and clear of all Liens, except for Liens under the Loan Agreement and other Liens that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

(m)     No General Solicitation; Placement Agents’ Fees.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Notes pursuant to this Agreement.

(n)         Intellectual Property.  The Company owns or possesses or can obtain on commercially reasonable terms adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary for the Company’s business as now conducted with respect to the 797 Assets, except for such failures to own or possess or obtain as would not be reasonably expected to have a Material Adverse Effect (the “797 Intellectual Property Rights”).  Except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding the 797 Intellectual Property Rights, except for such claim, action or proceedings as would not reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any facts or circumstances which might reasonably give rise to any of the foregoing infringements or claims, actions or proceedings, except for such facts and circumstances as would not reasonably be expected to have a Material Adverse Effect.

(o)         Private Placement.  Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Notes as contemplated hereby or (ii) cause the offering of the Notes pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.  The sale and issuance of the Notes hereunder does not contravene the rules and regulation of the Trading Market.  The offer, issuance and sale of the Notes, the Preferred Stock and the Underlying Shares to the Investors pursuant to the Agreement, the Notes or the Preferred Stock, as the case may be, are exempt from the registration requirements of the Securities Act.

(p)         Investment Act.  The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q)         Form S-3 Eligibility.  The Company is eligible to register the Underlying Shares for resale by the Investors using Form S-3 promulgated under the Securities Act.

(r)            Listing and Maintenance Requirements.  The Company has not, in the twenty-four (24) months preceding the date hereof, received notice (written or oral) from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market.  The Company is in compliance in all material respects with all such listing and maintenance requirements.

(s)           Registration Rights. The Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

(t)            Acknowledgment Regarding Investors’ Purchase of Securities.  Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(u)         Internal Accounting Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since January 1, 2016, neither the Company nor any of its subsidiaries has received any notice or correspondence in writing from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its subsidiaries.

(v)         Disclosure Controls and Procedures.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(w)       Foreign Corrupt Practices.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or other Person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(x)         Bank Holding Company Act.  Neither the Company nor any of its subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(y)         Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

3.2       Representations, Warranties and Covenants of the Investors.  Each Investor hereby, as to itself only and for no other Investor, represents, warrants and covenants to the Company as follows:

(a)         Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor.  This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(b)         No Public Sale or Distribution.  Such Investor is acquiring the Securities in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of the Transaction Documents).

(c)          Investor Status.  At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.  Except as otherwise disclosed in writing to the Company, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

(d)         Experience of Such Investor.  Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)          Access to Information.  Such Investor acknowledges that it has reviewed the SEC Reports and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents.  Such Investor acknowledges that either it has access to the SEC Reports or has received copies of the SEC Reports.

(f)           General Solicitation.  Such Investor is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

(g)          No Governmental Review.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)         No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(i)             Restricted Securities.  Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(j)            Legends.  It is understood that, except as provided in Section 4.1(b) of this Agreement, certificates evidencing such Securities shall bear the legend set forth in Section 4.1(b).

(k)         Brokers or Finders. Such Investor has not engaged any brokers, finders or agents, and neither the Company nor any Investor has, nor will, incur, directly or indirectly, as a result of any action by each Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Documents.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1       Transfer Restrictions.

(a)         The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws and, in the case of the Notes, with the prior written consent of the Company.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities. The Company shall cause its counsel to provide any legal opinions required by its Transfer Agent.

(b)         The Investors agree to the imprinting, until no longer required by this Section 4.1(b), of the following legend (or a legend substantially consistent with the following legend) on any certificate evidencing any of the Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account of The Depository Trust Company (“DTC”) in the case of the Underlying Shares, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act and are transferred by the Investor pursuant to a registration statement that is effective at the time of such transfer or (ii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or have been sold under Rule 144.

4.2       Furnishing of Information.  Until the date that the Investors may sell all of the Securities without restriction or limitation under Rule 144 of the Securities Act (or any successor provision), the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.3       Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Trading Market.

4.4       Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Underlying Shares under the Transaction Documents and Certificate of Designation.  In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Underlying Shares under the

Transaction Documents and Certificate of Designation, the Company shall use reasonable best efforts to promptly take such actions as may be required to increase the number of authorized shares.

4.5       Securities Laws Disclosure; Publicity.  The Company shall, as soon as practicable but not later than one Business Day following the execution of this Agreement, file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing all material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such 8-K Filing the Transaction Documents (including the schedules and the names, and addresses of the Investors and the amount(s) of Securities respectively purchased and the form of Preferred Stock, in the form required by the Exchange Act).  Except as herein provided, the Company shall not publicly disclose the name of any Investor or include the name of any Investor in any press release without the prior written consent of such Investor (such consent not to be unreasonably withheld, conditioned or delayed), unless otherwise required by law.

4.6       Use of Proceeds.  The Company intends to use the net proceeds from the sale of the Notes solely for the research and development of the Company’s ARRY-797 drug candidate.

4.7       Blue Sky.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.8       Filing of Certificate of Designation.  In the event that the Company elects to deliver the Preferred Stock in lieu of the Repayment Amount upon the failure of a Qualified Financing prior to the Maturity Date, the Company shall file the Certificate of Designation with the Secretary of State of the State of Delaware at or prior to the Maturity Date and shall take all such other actions that are required to issue the Preferred Stock to the Investors on the Maturity Date.

4.9       NASDAQ.  In the event that the Company elects to deliver Preferred Stock in lieu of the Repayment Amount upon the failure of a Qualified Financing prior to the Maturity Date, at or prior to the Maturity Date, the Underlying Shares shall have been approved for listing on the NASDAQ Stock Market.

4.10                                                797 Subsidiary.  If and to the extent that the Company elects to form the 797 Subsidiary (as defined in the Notes), the Company covenants as follows:

(a)         Prior to but not later than the consummation of the Qualified Financing (as defined in the Notes), the Company will contribute or transfer to the 797 Subsidiary (i) all of the 797 Assets and (ii) such amount of cash as is equal to the remaining portion of the proceeds from the sale of the Securities after expenditures solely for the research and development of the Company’s ARRY-797 drug candidate;

(b)         As soon as practicable following the formation of the 797 Subsidiary, cause the 797 Subsidiary to be added as a co-obligor to the Notes;

(c)          As soon as practicable following the formation of the 797 Subsidiary, cause the Investors to have the right to designate one member of the 797 Subsidiary’s board of directors (or similar governing body) for so long as the Notes remain outstanding; and

(d)         Cause the 797 Subsidiary to be and remain the wholly owned subsidiary of the Company through and until the Qualified Financing.

This Section 4.10 shall not be construed as creating any obligation on the part of the Company to consummate a Qualified Financing.

4.11  Comerica Loan Agreement.  In the event the Subordination Agreement, the Loan Agreement or any related document restricts the Company from making any payment to the Investors (whether in cash or equity securities and whether or not such payment is in the nature of a conversion) required pursuant to the terms of this Agreement and Comerica’s consent has not been obtained prior to the date such payment is due, the Company shall pay all outstanding amounts owed to Comerica pursuant to the Loan Agreement and terminate the credit facility provided thereunder.

ARTICLE V
CONDITIONS

5.1       Conditions Precedent to the Obligations of the Investors.  The obligation of each Investor to acquire Notes at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)         Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date); and

(b)         Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

5.2       Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)         Representations and Warranties.  The representations and warranties of the Investors contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date); and

(b)         Performance.  The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.

ARTICLE VI
REGISTRATION RIGHTS

6.1       Registration Statement.

(a)         No later than the Initial Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  Such Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) and shall contain (except if otherwise directed by the Investors or requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit C and the “Selling Stockholders” in substantially the form attached hereto as Exhibit D.

(b)         The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the applicable Required Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement no longer constitute Registrable Securities (the “Effectiveness Period”); provided that, upon notification by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) Trading Days after receipt of such notice and request that it becomes effective on 4:00 p.m. New York City time on the Effective Dave and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date.

(c)          The Company shall notify the Investors in writing promptly (and in any event within two Trading Days) after receiving notification from the SEC that the Registration Statement has been declared effective.

(d)         Should an Event (as defined below) occur, then upon the occurrence of such Event and until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, at a rate of five percent (5.0%) per annum of the aggregate Purchase Price of Notes to which the Registrable Securities then held by each Investor relate, payable on the first Business Day of each month and in respect of any Event that occurred during the prior month.  The payments to which an Investor shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments.”  Any Event Payments payable pursuant to the terms hereof shall apply on a pro-rated basis for any portion of a month prior to the cure of an Event.  In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of two percent (2.0%) per annum (prorated for partial months) until paid in full.  All pro-rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro-rated month.

For such purposes, each of the following shall constitute an “Event”:

(i)                                     the Registration Statement is not filed on or prior to the Initial Filing Date or is not declared effective on or prior to the applicable Required Effectiveness Date or does not register all Registrable Securities; provided that if the SEC, by written or oral comment or otherwise, limits the Company’s ability to request effectiveness, or prohibits the effectiveness of, the Registration Statement with respect to any or all the Registrable Securities pursuant to Rule 415, it shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use reasonable best efforts;

(ii)                                  except as provided for in Section 6.1(e) (the “Excluded Events”), after the Effective Date of the Registration Statement, an Investor is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Investor) for a period of five (5) or more consecutive Trading Days during the Effectiveness Period; and

(iii)                               except as a result of the Excluded Events, the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three (3) or more consecutive Trading Days during the Effectiveness Period;

provided, that Event Payments on the Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii) and (iii) at any one time; and provided further, that (1) upon the filing of the Registration Statement as required hereunder (in the case of Section 6.1(i)), (2) upon the effectiveness of a Registration Statement as required hereunder (in the case of Section 6.1(i)), (3) upon the resumed trading of the Common Stock (in the case of Section 6.1(iii)), or (4) upon the resumption of an Investors ability to resell the Registrable Securities under an effective Registration Statement (in the case of Section 6.1(ii)), Event Payments on the Registrable Securities as a result of such clause shall cease to accrue.  It is understood and agreed that, notwithstanding any provision to the contrary, no Event Payments shall accrue on any Registrable Securities that are then covered by, and may be sold under, an effective Registration Statement.

(e)          Notwithstanding anything in this Agreement to the contrary:

(i)                                     notwithstanding Section 6.1, the Company, upon written notice to the Investors, shall be permitted to suspend the availability of a Registration Statement covering the Registrable Securities for any bona fide reason whatsoever for up to 15 consecutive days (the “Deferral Period”) in any 90-day period without being obligated to pay liquidated damages; provided, that Deferral Periods may not total more than 45 days in the aggregate in any twelve-month period.  The Company shall not be required to specify in the written notice to the Investors the nature of the event giving rise to the Deferral Period; and

(ii)                                  the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition, sale or similar transaction and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time.  Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used.

In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company or is no longer in the best interests of the Company.  The Company’s rights under this Section 6.1(e) may be exercised for a period of no more than 60 calendar days at a time and not more than two times in any twelve-month period, without such suspension being considered as part of an Event Payment determination.  Immediately after the end of any suspension period under this Section 6.1(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

6.2       Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a)   Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Investors who have supplied the Company with email addresses copies of all such documents proposed to be filed (or at the request of one or more Investors, only certain sections thereof), which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Investors.  The Company shall reflect in each such document when so filed with the SEC such comments regarding the Investors and the plan of distribution as the Investors may reasonably and promptly propose no later than two Trading Days after the Investors have been so furnished with copies of such documents as aforesaid.

(b)   (i) Subject to Section 6.1(e), prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)   Notify the Investors as promptly as reasonably possible, and if requested by the Investors, confirm such notice in writing no later than two Trading Days thereafter, of any of the following events:  (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (v) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)   Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)   If requested by an Investor, provide such Investor, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f)    Promptly deliver to each Investor, without charge, as many copies of the Prospectus and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the applicable Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(g)   (i) In the time and manner required by the Trading Market, prepare and file with the Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on the Trading Market as soon as possible thereafter; (iii) provide to each Investor evidence of such approval; and (iv) except as a result of the Excluded Events, during the Effectiveness Period, maintain the listing of such Registrable Securities on the Trading Market or another Eligible Market.

(h)   Use its commercially reasonable efforts to register or qualify or cooperate with the applicable Investors in connection with the registration or qualification (or exemption from such registration or qualification) of Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i)    Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investors may reasonably request.

(j)    Upon the occurrence of any event described in Sections 6.2(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)   Cooperate with any reasonable due diligence investigation undertaken by the Investors in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information to the extent reasonably requested by the Investors; provided that the Company will not deliver or make available to any Investor material, nonpublic information, unless such Investor requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential.

(l)    Comply in all material respects with all rules and regulations of the SEC applicable to the registration of the Registrable Securities.

(m)  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Investor or to make any Event Payments set forth in Section 6.1(c) to such Investor that such Investor furnish to the Company and such information regarding itself, the Registrable Securities and other shares of Common

Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit C hereto) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.

(n)   Not identify any Investor as an underwriter without its prior written consent in any public disclosure or filing with the SEC, the Trading Market or any Eligible Market and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit C in the Registration Statement.  In addition, and notwithstanding anything to the contrary contained herein, if the Company has received a comment by the SEC requiring an Investor to be named as an underwriter in the Registration Statement (which notwithstanding the reasonable best efforts of the Company is not withdrawn by the SEC) and such Investor elects in writing not to be named as a selling stockholder in the Registration Statement, each Investor shall not be entitled to any Event Payments with respect to such Registration Statement.

6.3  Registration Expenses.  The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, the Trading Market, any required filing with the Financial Industry Regulatory Authority, Inc. (other than by any Investor) and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

6.4  Indemnification

(a)   Indemnification by the Company.  The Company shall indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor expressly for use in the Registration Statement (it being understood that the Plan of Distribution set forth on Exhibit C, as the same may be modified by such Investor and other information provided by each Investor to the Company in or pursuant to the Transaction Documents constitutes information reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement) (the “Investor Information”), or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Investor, and the Investor seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b)   Indemnification by Investors.  Each Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising solely out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions constitute Investor Information.  In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)   Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed within 45 days of receiving notification of a Proceeding from an Indemnified Party to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party).  It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified

Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)   Contribution.  If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6.4(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.5  Dispositions.  Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus.  Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(iii), (iv) or (v), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.  Each Investor with the other Investors, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that each Investor will comply with the provisions of this subsection.

ARTICLE VII
MISCELLANEOUS

7.1  Termination.  This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

7.2  Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that at the Closing, the Company will pay the Investors’ reasonable documented out-of-pocket costs and expenses (not to exceed $100,000 in the aggregate) incurred in connection with the transactions contemplated hereby.

7.3  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities.

7.4  Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.5  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or email address as may be designated in writing hereafter, in the same manner, by any such Person.

7.6  Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.7       Equal Treatment of Investors.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.8       Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.9       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  The Investors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

7.10                                                Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Company and each Investor and their respective successors and permitted assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than those persons mentioned in the preceding sentence or otherwise explicitly mentioned in this Agreement, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

7.11                                                Governing Law; Venue; Waiver of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY

WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.12                                                Survival.  The representations and warranties, agreements and covenants contained herein shall survive the Closing.

7.13                                                Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

7.14                                                Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.15                                                Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.16                                                Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.17                                                Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ARRAY BIOPHARMA INC.

By:	/s/ Jason Haddock
Name: Jason Haddock
Title: Chief Financial Officer

Address for Notice:

Telephone No.:
Email Address:

With a copy to:
Telephone:
Email Address:

COMPANY SIGNATURE PAGE

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Note Purchase Agreement dated as of September 2, 2016 (the “Purchase Agreement”) by and among Array BioPharma Inc. and the Investors (as defined therein), as to the Note to be issued to the undersigned Investor set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Investor:

REDMILE CAPITAL OFFSHORE FUND II, LTD.

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment Manager

Address:	One Letterman Drive
Building D, Suite D3-300
San Francisco, CA 94129

Telephone No.:	415-489-9990
Email Address:	Amrit@Redmilegrp.com and also operations@redmilegrp.com

Principal Amount of Note: $8,500,000

Purchase Price of Note: $8,500,000

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Note Purchase Agreement dated as of September 2, 2016 (the “Purchase Agreement”) by and among Array BioPharma Inc. and the Investors (as defined therein), as to the Note to be issued to the undersigned Investor set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Investor:

REDMILE BIOPHARMA INVESTMENTS I, L.P.

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Management Company and General Partner

Address:	One Letterman Drive
Building D, Suite D3-300
San Francisco, CA 94129

Telephone No.:	415-489-9990
Email Address:	Amrit@Redmilegrp.com and also operations@redmilegrp.com

Principal Amount of Note: $1,500,000

Purchase Price of Note: $1,500,000

Exhibits:

A                                       Schedule of Investors

B                                       Opinion of Company Corporate Counsel

C                                       Plan of Distribution

D                                       Selling Stockholders

E                                        Form of Note

F                                         Form of Certificate of Designation

Exhibit A

SCHEDULE OF INVESTORS

Investor Name and Address	Principal Amount of Note	Purchase Price for Note
Redmile Capital Offshore Fund II, Ltd. One Letterman Drive Building D, Suite D3-300 San Francisco, CA 94129	$8,500,000	$8,500,000

Redmile Biopharma Investments I, L.P. One Letterman Drive Building D, Suite D3-300 San Francisco, CA 94129	$1,500,000	$1,500,000
Totals	$10,000,000	$10,000,000

A-1

Exhibit B

OPINION OF GENERAL COUNSEL OF THE COMPANY

September 2, 2016

Redmile Capital Offshore Fund II, Ltd.
Redmile Biopharma Investments I, L.P.
One Letterman Drive

Building D, Suite D3-300

San Francisco, CA 94129

Re:                             Subordinated Convertible Promissory Notes of Array BioPharma Inc.

Ladies and Gentlemen:

I am the Vice President, General Counsel and Secretary of Array BioPharma Inc., a Delaware corporation (the “Company”).  I am providing this opinion in connection with the preparation, execution and delivery of the Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), by and between you and the Company, relating to the sale by the Company to you of an aggregate of $10,000,000 aggregate principal amount of Subordinated Convertible Promissory Notes (the “Notes”). This opinion is being furnished to you pursuant to Section 2.2 of the Note Purchase Agreement.

In rendering the opinions stated herein, I have examined and relied upon the following:

(a)                                 an executed copy of the Note Purchase Agreement;

(b)                                 executed copies of certificates representing the Notes, each dated as of the date hereof (the “Note Certificates”), registered in the name of Redmile Capital Offshore Fund II, Ltd. and Redmile Biopharma Investments I, L.P., respectively;

(c)                                  a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of February 18, 2016;

B-1

(d)                                 a copy of the Company’s bylaws, as amended and in effect as of the date hereof;

(e)                                  a copy of certain resolutions of the Board of Directors of the Company, adopted on August 31, 2016;

(f)                                   a copy of a certificate, dated August 13, 2016, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware (the “Delaware Certificate”); and

(g)                                  copies of each of the contracts, agreements or instruments filed or incorporated by reference as exhibits pursuant to Item 601(b)(4) or (10) of Regulation S-K to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (the “Reviewed Agreements”).

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Transaction Agreements (as defined below).

I am admitted to the Bar in the States of New York, California and Colorado.  I do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the federal laws of the United States of America and (iii) the General Corporation Law of the State of Delaware (the “DGCL”).

The Note Purchase Agreement and the Note Certificates are referred to herein collectively as the “Transaction Agreements.” As used herein, “Organizational Documents” means those documents listed in paragraphs (c) and (d) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that:

1.                                      Based solely on my review of the Delaware Certificate, the Company is duly incorporated and is validly existing and in good standing under the DGCL.

2.                                      The Company has the corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements.

3.                                      Each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL.

4.                                      The Note Purchase Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

5.                                      When issued and delivered by the Company against payment therefor in accordance with the terms of the Note Purchase Agreement, each Note Certificate will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

6.                                      The Company has authority to issue 120,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

7.                                      Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Notes, the issuance of any Preferred Stock (as defined in the Note Purchase Agreement) upon conversion of the Notes in accordance with the terms of the Note Certificates (“Conversion Preferred Shares”), nor the issuance of any Underlying Shares (as defined in the Note Purchase Agreement) upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations (as defined in the Note Purchase Agreement) (“Conversion Preferred Shares”): (i) conflicts with the Organizational Documents or (ii) constitutes a violation of, or a default under, any Reviewed Agreement.

8.                                      Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Notes, the issuance of any Conversion Preferred Shares upon conversion of the Notes in accordance with the terms of the Note Certificates nor the issuance of any Conversion Preferred Shares upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations: (i) violates any law, rule or regulation of the State of New York or the United States of America or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

9.                                      Assuming the accuracy of the representations and warranties of you in Section 3.2 of the Note Purchase Agreement and the due performance by you of the covenants and agreements set forth in Section 4.1 of the Note Purchase Agreement, the offer, sale and delivery of the Notes to you in the manner contemplated by the Note Purchase Agreement do not require registration under the Securities Act of 1933, as amended (the “Securities Act”); and the Conversion Preferred Shares and Conversion Common Shares may be delivered to holders of Notes and Preferred Stock, respectively, without registration under the Securities Act provided that no commission or other remuneration is paid or given directly or indirectly for soliciting such conversion, and provided further that the Conversion Preferred Shares and Conversion Common Shares so deliverable are not exchanged in a case under Title 11 of the United States Code.

The opinions stated herein are subject to the following qualifications:

(h)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(i)                                     except to the extent expressly stated in the opinions contained herein, I do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(j)                                    I do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(k)                                 except as set forth in opinion paragraph 8, I do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(l)                                     except to the extent expressly stated in the opinions contained herein, I have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(m)                             the opinions stated herein are limited to the agreements specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);

(n)                                 I do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(o)                                 I do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement purporting to prohibit, restrict or condition the assignment of rights under such Transaction Agreement to the extent that such prohibition, restriction or condition on assignability is ineffective pursuant to the Uniform Commercial Code;

(p)                                 I do not express any opinion with respect to any provision of any Transaction Agreement to the extent that such section provides for a waiver of trial by jury;

(q)                                 I call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes;  in addition, I call to your attention that I do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(r)                                    the enforceability of provisions imposing a payment obligation pending the ability of the Company to comply timely with its registration obligations under the Note Purchase Agreement may be limited by applicable laws;

(s)                                   I do not express any opinion with respect to the second sentence of Section 7(a) of the Note Certificates; and

(t)                                    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

This opinion is furnished only to you and is solely for your benefit in connection with the closing occurring today and the offering and sale of the Notes, in each case pursuant to the Note Purchase Agreement.  Without my prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Notes, Conversion Preferred Shares or Conversion Common Shares or that seeks to assert your rights in respect of this opinion (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

John R. Moore

Exhibit C

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on

C-1

the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay our fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

C-2

Exhibit D

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the preferred stock.  For additional information regarding the issuances of the common stock and the preferred stock, see “Private Placement of Purchased Notes and Preferred Stock” above.  We are registering the common stock in order to permit the selling stockholders to offer the shares for resale from time to time.  Except for the ownership of the shares of common stock, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the common stock by each of the selling stockholders.  The second column lists the number of common stock beneficially owned by each selling stockholder, based on its ownership of the preferred stock, as of         , 20  , assuming conversion of the preferred stock held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

D-1

Name of Selling stockholder	Number of Underlying Shares Owned Prior to Offering	Maximum Number of Underlying Shares to be Sold Pursuant to this Prospectus	Number of Underlying Shares Owned After Offering

D-2

EXECUTION VERSION

Exhibit E

FORM OF NOTE

THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO ARRAY BIOPHARMA INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$[ ]	September 2, 2016

FOR VALUE RECEIVED, Array BioPharma Inc., a Delaware corporation (the “Maker”), promises to pay to [             ] or its assigns (the “Holder”) the principal sum of $[        ], together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 5% per year until paid in full.

This Note constitutes “Subordinated Debt” under and as defined in that certain Loan and Security Agreement, dated as of June 28, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between Comerica Bank and the Maker.

Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed.  All payments by the Maker under this Note shall be in immediately available funds.

1.                                      Definitions.

(a)                                 “797 Assets” means the Maker’s ARRY 797 drug candidate, in its current form and all modifications thereof and all Related Assets other than Excluded Assets; provided, however, that the 797 Assets also include a fully paid-up, world-wide, non-exclusive, perpetual license, with right to grant sublicenses, to such intellectual property rights otherwise included in the Excluded Assets to the extent necessary for the development, manufacture, and commercialization of the 797 Assets.

(b)                                 “797 Product” any pharmaceutical product for use in humans that includes the ARRY 797 drug candidate.

(c)                                  “797 Sale” means any sale, transfer, or other similar disposition of all or a material portion of the 797 Assets or the 797 Subsidiary to a person other than (x) an affiliate of the Maker or (y) the Holder or any of its affiliates.  Notwithstanding the foregoing, a license or similar agreement providing for Licensing Payments shall not constitute a 797 Sale for any purpose under this Note.

(d)                                 “797 Subsidiary” means a business entity to be formed by the Maker as a subsidiary of the Maker for purposes of domiciling the 797 Assets, which business entity shall be formed by the Maker, and which 797 Assets shall be contributed to the 797 Subsidiary by the Maker, in each case at such time that it is commercially reasonable for the Maker, in its sole judgment, to do so.  This Note shall not be construed as creating any obligation on the part of the Maker to form the 797 Subsidiary.

(e)                                  “Array Preferred Stock” means preferred stock of the Maker having the rights, preferences, and privileges set forth on the Certificate of Designation attached to the Purchase Agreement as Exhibit F thereto.

(f)                                   “Conversion Discount” means either 80% if the closing of the Qualified Financing occurs on or prior to March 1, 2017, or 70% if the closing of the Qualified Financing occurs after March 1, 2017.

(g)                                  “Capped Price Per Share” means the price per share calculated in the same manner as the price per share of Qualified Financing Securities, but instead based on a pre-money valuation of the 797 Subsidiary of $75,000,000, with any resulting fraction rounded to the nearest whole cent (with 0.5 being rounded up).

(h)                                 “Excluded Assets” means the (i) ARRY 614 drug candidate in its current form or any modification thereof and its Related Assets or (ii) other drug candidates or compounds that target p38 or any of their respective Related Assets.

(i)                                     “Exit Fee” means an amount equal to 30% of the original principal amount of this Note.

(j)                                    “Licensing Payments” means option fees, up-front fees, license signing fees, license maintenance fees, milestone payments, success fees, royalties, and profit sharing payments paid by or on behalf of the licensee.

(k)                                 “Maturity Date” means September 1, 2017.

(l)                                     “Other Holder” means the holder of any Other Note.

(m)                             “Other Note” means any other note issued pursuant to the Purchase Agreement, or in replacement or exchange for any such note.

(n)                                 “Outstanding Amount” means the then outstanding principal balance, and interest accrued, on this Note.

(o)                                 “Pro Rata Share” means, with respect to the Holder at any time a fraction (expressed as a percentage) the numerator of which is the outstanding principal amount of this Note at such time and the denominator of which is $10,000,000; provided that for purposes of Sections 2(b), (c) and (d) the numerator used to calculate “Pro Rata Share” shall be the outstanding principal amount of this Note immediately prior to the consummation of the 797 Sale, the Qualified 797 License or Sale of Maker, as applicable.

(p)                                 “Purchase Agreement” means the Note Purchase Agreement dated as of September 2, 2016 among the Maker, the Holder, and [              ].

(q)                                 “Qualified 797 License” means the first license by the Maker or the 797 Subsidiary following the date hereof to a person other than (x) an affiliate of the Maker or (y) the Holder or any of its affiliates for the development and commercialization of the 797 Product that either (i) is exclusive, for all fields of use, and for such territory or territories that include the United States or (ii) is expressly confirmed in writing by the Holder to constitute a Qualified 797 License in accordance with Section 2(f) of this Note.  Qualified 797 License shall not include any license solely of the ARRY 614 drug candidate or its Related Assets.  Any license arrangement that includes both the 797 Product and the ARRY 614 drug candidate that otherwise meets the requirements of this definition shall constitute a Qualified 797 License.

(r)                                    “Qualified Financing” means the first equity financing transaction or series of related transactions for which the closing thereof occurs following the date hereof and prior to the Maturity Date and pursuant to which the 797 Subsidiary sells shares of its preferred stock to one or more bona fide institutional investors other than the Holder or any of its affiliates and with immediately available gross proceeds to the 797 Subsidiary (excluding proceeds from this Note and any other indebtedness of the Maker or the 797 Subsidiary that convert into equity in connection with such issuance) of at least $10,000,000.  In the event that the Qualified Financing is in the form of a series of related transactions, the Qualified Financing shall be deemed “consummated” or “closed” at the time the 797 Subsidiary has received an aggregate amount of immediately available gross proceeds of $10,000,000 from all such related financing transactions.  This Note shall not be construed as creating any obligation on the part of the Maker to consummate a Qualified Financing.

(s)                                   “Related Assets” means, with respect to any drug candidate or compound, the Maker’s pre-clinical and clinical data, regulatory submissions (including records and correspondence), inventory, contracts, equipment and books and records related to such drug candidate.

(t)                                    “Sale of Maker” means (i) any merger or consolidation to which the Maker is a party (except any merger or consolidation in which the holders of capital stock of the Maker immediately prior to such merger or consolidation continue to hold, immediately following such merger or consolidation, at least 51% of the voting power of the capital stock of (A) the surviving or resulting corporation, or (B) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, of the parent corporation of such surviving or resulting corporation), (ii) any person becomes the beneficial owner (as such term is used in Rule 13(d)(3) of the Securities Exchange Act of 1934) of capital stock representing at least 51% of the outstanding voting power of the Maker, or (iii) the sale of all or substantially all of the assets of the Maker.  Sale of Maker shall not include any transaction in which the Holder or any of its affiliates is the survivor of a merger or consolidation, becomes the beneficial owner (as such term is used in Rule 13(d)(3) of the Securities Exchange Act of 1934) of capital stock or is the purchaser of all or substantially all of the assets of the Maker.

(u)                                 “Repayment Amount” means the amount that is the sum of the Outstanding Amount plus the Exit Fee.

(v)                                 “Transaction Documents” means this Note and the other subordinated convertible promissory notes issued pursuant to the Note Purchase Agreement, and the Note Purchase Agreement and each of the exhibits and attachments thereto.

2.                                      Payment.

(a)                                 All principal and accrued interest, plus the Exit Fee (if applicable), shall be due and payable on the Maturity Date, to the extent not prepaid pursuant to Section 2 or converted pursuant to Section 3.

(b)                                 In the event the Maker or 797 Subsidiary consummates a 797 Sale prior to the earliest of (i) the closing of a Qualified Financing, (ii) the payment of the Repayment Amount (whether on the Maturity Date, on acceleration or otherwise), (iii) the conversion of this Note to the right to receive cash determined by reference to Licensing Payments pursuant to Section 2(c) of this Note, (iv) the conversion of this Note to the right to receive cash upon a Sale of Maker pursuant to Section 2(d), or (v) conversion of this Note to Array Preferred Stock or Qualified Financing Securities pursuant to Section 3 of this Note, then upon the closing of such 797 Sale and in full satisfaction of this Note, the Maker shall pay, or cause to be paid, to the Holder, by wire transfer of immediately available funds to an account designated by the Holder in writing, a cash amount equal to the Holder’s Pro Rata share of the greater of (i) $20,000,000 or (ii) 15% of the fair market value of the consideration actually paid to the Maker or the 797 Subsidiary (or any of their respective affiliates or stockholders); provided, however that the amounts to be paid to the Holder pursuant to preceding clause shall not exceed the Holder’s Pro Rata Share of $100,000,000.

(c)                                  In the event the Maker or the 797 Subsidiary consummates a Qualified 797 License prior to the earliest of (i)  the closing of a Qualified Financing, (ii) the payment of the Repayment Amount (whether on the Maturity Date, on acceleration or otherwise), (iii) the conversion of this Note to the right to receive cash pursuant to Section 2(b), (iv) the conversion of this Note to the right to receive cash upon a Sale of Maker pursuant to Section 2(d) or (v) conversion of this Note to Array Preferred Stock or Qualified Financing Securities pursuant to Section 3 of this Note, then in full satisfaction of this Note, the Maker shall pay, or cause to be paid, to the Holder, by wire transfer of immediately available funds to an account designated by the Holder in writing, an amount equal to the Holder’s Pro Rata Share of 50% of the first $50,000,000 of Licensing Payments actually paid to the Maker or the 797 Subsidiary (or any of their respective affiliates) and an amount equal to the Holder’s Pro Rata Share of 20% of any subsequent Licensing Payments actually paid to the Maker or the 797 Subsidiary (or any of their respective affiliates or stockholders), as the case may be, thereafter pursuant to such license agreement; provided, however that the amounts to be paid to the Holder shall not exceed the Holder’s Pro Rata Share of $100,000,000.

(d)                                 In the event the Maker or its shareholders consummate a Sale of Maker prior to the earliest of (i) the closing of a Qualified Financing, (ii) the payment of the Repayment Amount (whether on the Maturity Date, on acceleration or otherwise), (iii) the conversion of this Note to the right to receive cash pursuant to Section 2(b), (iv) the conversion of this Note to the right to receive cash determined by reference to Licensing Payments pursuant to Section 2(c) of this Note or (v) conversion of this Note to Array Preferred Stock or Qualified Financing Securities pursuant to Section 3 of this Note, then upon the closing of such Sale of the Maker and in full satisfaction of this Note, at the third party acquirer’s option, the Maker shall either: (i) pay, or cause to be paid, to the Holder a cash amount equal to the Holder’s Pro Rata Share of $40,000,000 by wire transfer of immediately available funds to an account designated by the Holder to the Maker in writing; or (ii) (A) pay, or cause to be paid, to the Holder a cash amount equal to the Holder’s Pro Rata Share of $25,000,000 by wire transfer of immediately available funds to an account designated by the Holder to the Maker in writing; and (B) grant, or cause to be granted, a right of first refusal to the Holder and each Other Holder to acquire the 797 Subsidiary or the 797 Assets, as the case may be.

(e)                                  The payments set forth in this Section 2 shall be made in full satisfaction of the obligations of the Maker under this Note, and the Holder shall have no rights to receive any other payments or receive any shares of capital stock of the Maker or the 797 Subsidiary hereunder.

(f)                                   In the event the Maker or the 797 Subsidiary consummates, prior to the earliest of (i) the closing of a Qualified Financing, (ii) the payment of the Repayment Amount (whether on the Maturity Date, on acceleration or otherwise), (iii) the conversion of this Note to the right to receive cash pursuant to Section 2(b), (iv) the conversion of this Note to the right to receive cash upon a Sale of Maker pursuant to Section 2(d) or (v) conversion of this Note to Array Preferred Stock or Qualified Financing Securities pursuant to Section 3 of this Note, an exclusive license by the Maker or the 797 Subsidiary to a person other than (x) an affiliate of the Maker or (y) the Holder or any of its Affiliates for the development and commercialization of the 797 Product in all fields of use for such territory or territories that does not include the United States, then, within five (5)  Business Days of the consummation thereof, the Maker shall provide written notice to the Holder of such license describing, (i) the product licensed, (ii) the field of use covered by such license, (iii) the territories covered by such license, and (iv) the terms of the Licensing Payments with respect to such license, and the Holder shall have five (5) Business Days from the receipt of such notice to elect, by providing the Maker with irrevocable written notice thereof, to cause such license to constitute a Qualified 797 License pursuant to clause (ii) of Section 1(q); provided, however, that if the Holder does not provide such written election with five (5) Business Days, then the

Holder shall be deemed to have elected to not cause such license to so constitute a Qualified 797 License.  Notices pursuant to this Section 2(f) shall be provided in accordance with Section 7.5 of the Purchase Agreement.  To the extent that any notice hereunder constitutes, or contains, material, non-public information regarding the Maker or the 797 Subsidiary, the Maker shall promptly file such notice with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K.

3.                                      Conversion.

(a)                                 Conversion in connection with a Qualified Financing.  Effective upon the closing of the Qualified Financing, in full satisfaction of this Note, the Outstanding Amount of this Note shall automatically be converted into shares of the same class and series of capital stock of the 797 Subsidiary issued to other investors in the Qualified Financing (the “Qualified Financing Securities”) at a conversion price equal to the lesser of (i) product of the Conversion Discount multiplied by the lowest price per share paid by any other purchaser of the Qualified Financing Securities or (ii) the Capped Price Per Share, with any resulting fraction of a share rounded to the nearest whole share (with 0.5 being rounded up).

(b)                                 Conversion into Preferred Stock of Maker.  In the event the 797 Subsidiary has not been formed by the Maturity Date, or if formed, does not close the Qualified Financing on or prior to the Maturity Date, then the Maker shall have the right to convert, on the Maturity Date, all but not less than all of the Repayment Amount into shares of Array Preferred Stock at the average daily volume-weighted average price per share of the Maker’s common stock on The NASDAQ Stock Market LLC (NASDAQ Global Market) for the ten (10) consecutive trading days ending on the trading day immediately preceding the Maturity Date (as reported by Bloomberg L.P., without regard to pre-open or after hours trading outside of any regular trading sessions for any such scheduled trading day on such trading day), any such conversion shall be capped at 19.99% of the outstanding shares of the Maker’s common stock for the Holder and all Other Holders in the aggregate, on an as-converted basis, on the Maturity Date.  The Maker will deliver to the Holder at least 10 days prior to the Maturity Date the Maker’s election to, on the Maturity Date, either pay the Repayment Amount pursuant to Section 2(a) or convert the Repayment Amount into Array Preferred Stock pursuant to Section 3(b).  Such election shall be irrevocable without the consent of the Holder.

(c)                                  Upon conversion of this Note in full pursuant to Section 3(a) or 3(b), the Maker shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Maker for cancellation.

(d)                                 Following any conversion of this Note pursuant to Section 3(a) and 3(b), the Maker shall, as soon as practicable thereafter, issue and deliver to the Holder a certificate or certificates for the number of shares of capital stock of the 797 Subsidiary or Array Preferred Stock, as applicable, to which the Holder shall be entitled upon such conversion.

(e)                                  The Maker shall, and, after formation of the 797 Subsidiary, shall cause the 797 Subsidiary to, at all times reserve and keep available out of its authorized but unissued shares of preferred stock and common stock solely for the purpose of effecting the conversion of this Note such number of its shares of preferred stock (and shares of its common stock for issuance on conversion of such preferred stock, if applicable) as shall from time to time be sufficient to effect the conversion of the Note; and if at any time after the date hereof the number of authorized but unissued shares of preferred stock (and shares of its common stock for issuance on conversion of such preferred stock, if applicable) shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the Holder, the Maker will, and, after formation of the 797 Subsidiary, will cause the 797 Subsidiary to, take all such corporate actions as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of preferred stock (and shares of its common stock for issuance on conversion of such preferred stock, if applicable).

4.                                      Subordination.  This note is subordinated to the Maker’s obligations under Loan and Security Agreement, entered into as of June 28, 2005 by and between Comerica Bank and the Maker, as amended, supplemented or otherwise modified from time to time as and to the extent set forth in the Subordination Agreement, dated as of the date hereof, between Comerica Bank and Holder.

5.                                      Events of Default.  The occurrence and continuance of any one or more of the following events shall constitute an event of default hereunder (“Event of Default”):

(a)                                 the Maker fails to pay any of the principal or interest hereunder when due and payable on the Maturity Date;

(b)                                 the Maker shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 5(a)) and such failure shall continue for thirty (30) days after the Maker’s receipt of written notice to the Maker of such failure;

(c)                                  any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Maker in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to the original Holder to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(d)                                 the Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Maker or all or any substantial portion of the Maker’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due; or

(e)                                  an involuntary petition is filed, or any proceeding or case is commenced, against the Maker (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Maker or to take possession, custody or control of any property of the Maker, or an order for relief is entered against the Maker in any of the foregoing.

Upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable state laws of the State of New York. If an Event of Default under clauses (a), (b) or (c) above has occurred and is continuing (unless all such Events of Default have been cured or waived by the Holder), the Holder may declare the unpaid principal amount hereof, together with all accrued and unpaid interest thereon, the Exit Fee, and all other amounts owing or payable hereunder, to be immediately due and payable.  If an Event of Default under clauses (d) or (e) has occurred, the unpaid principal amount hereof, together with all accrued and unpaid interest thereon, the Exit Fee, and all other amounts owing or payable hereunder, shall become immediately due and payable.

6.                                      Miscellaneous.

(a)                                 Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or otherwise transferred, by operation of law or otherwise, in whole or in part, by the Maker or the Holder without the prior written consent of Holder (in the case of an assignment or other transfer by Maker) or Maker (in the case of an assignment or other transfer by Holder); provided, however, that the 797 Subsidiary may be added as a co-obligor under this Note.  To the extent a co-obligor becomes obligated under this Note, each co-obligor waives (i) any suretyship defenses available to it under any applicable law, and (ii) any right to require the Holder to: (A) proceed against any co-obligor or any other person; (B) proceed against or exhaust any security; or (C) pursue any other remedy.  The Holder may exercise or not exercise any right or remedy it has against any co-obligor without affecting any co-obligor’s liability.  Notwithstanding any other provision of this Note or other related document, each co-obligor irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating co-obligor to the rights of the Holder under this Note) to seek contribution, indemnification or any other form of reimbursement from any other co-obligor, or any other person now or hereafter primarily or secondarily liable for any of the obligations, for any payment made by co-obligor with respect to the obligations in connection with this Note or otherwise as a result of any payment made by co-obligor with respect to the obligations in connection with this Note or otherwise.

(b)                                 Any provision of this Note may be amended, waived or modified upon the written consent of the Maker and the Holder.

(c)                                  No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

(d)                                 If the Maker fails to pay any of the principal or interest hereunder when due and payable on the Maturity Date and an action is instituted to collect this Note, the Maker promises to pay all costs and reasonable expenses, including, without limitation, reasonable attorney’s fees and costs, incurred in connection with such action.

(e)                                  Except as provided herein, this Note may not be repaid, in whole or in part, without the prior written consent of the Holder.

(f)                                   Any and all payments by or on account of any obligation of the Maker under the Note shall be made without set-off or counterclaim and shall be free and clear and without any deduction or withholding for any taxes, except as required by applicable law.  If the Maker is required by applicable law to withhold or deduct any taxes from any such payment, then the Maker shall withhold or deduct such taxes, the Maker shall timely pay the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law, and such amounts shall be treated as having been paid to the person in respect of which such deduction or withholding was made.  The Maker will cooperate with the Holder to reduce or eliminate any otherwise applicable withholding taxes provided that the Holder provides the Maker with appropriate documentation to claim relief from otherwise applicable withholding taxes, including, but not limited to, providing the Maker with appropriate, duly executed IRS Forms W-9 or W-8.

(g)                                  All payments by the Maker under this Note shall be applied first to any fees and expenses due and payable hereunder, then to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

(h)                                 The Maker and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

(i)                                     The Holder agrees that no stockholder, director or officer of the Maker or the 797 Subsidiary shall have any personal liability for the repayment of this Note.

(j)                                    By accepting this Note and countersigning below, the Holder represents and warrants to the Maker that such Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended.

(k)                                 Until the conversion of this Note, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Maker.

(l)                                     No action or election by the Holder hereunder shall have any force and effect unless made in accordance with that certain letter agreement regarding voting, dated as of the date hereof, between the Holder and Other Holder, with the Maker as an express third-party beneficiary.

(m)                             All rights and obligations hereunder shall be governed by the laws of the State of New York (without giving effect to principles of conflicts or choices of law that would result in the application of laws of another jurisdiction).

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the Holder and the Maker have executed this Subordinated Convertible Promissory Note as of the date first written above.

ARRAY BIOPHARMA INC.

By:
Title:

[Acknowledgment on Following Page]

ACKNOWLEDGED AND AGREED THIS 2ND DAY OF SEPTEMBER 2016:

[NAME OF HOLDER]

By:

Name:

Title: Managing Member of the Management Company and General Partner

Address:

One Letterman Drive

Building D, suite D3-300

San Francisco, CA 94129

Exhibit F

CERTIFICATE OF DESIGNATION

ARRAY BIOPHARMA INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES, POWERS,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, [                   ], do hereby certify that:

1. They are the [           ] and [           ], respectively, of Array BioPharma Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 10,000,000 shares of Preferred Stock, none of which have been issued.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 10,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, pursuant to Section 3(b) of the Convertible Promissory Notes (as defined below), in the event that a Qualified Financing (as defined in the Convertible Promissory Notes) does not occur prior to the Maturity Date (as defined in the Convertible Promissory Notes), the Corporation has the right, under the terms of the Convertible Promissory Notes, in lieu of repaying the Repayment Amount (as defined in the Convertible Promissory Notes) in cash to the holders of the Convertible Promissory Notes on the Maturity Date, to elect to deliver such number of shares of Preferred Stock (as defined below) as set forth in the Convertible Promissory Notes.

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, powers, restrictions and other matters relating to a new series of the preferred stock, which shall consist of [           ](1) shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1.                                           Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Acquisition” shall have the meaning set forth in Section 7(d).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or

(1)  The number of authorized shares of Series A Convertible Preferred Stock to be equal to the Repayment Amount divided by the Stated Value.

other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Convertible Promissory Notes” means those subordinated convertible promissory notes issued pursuant to the terms of the Purchase Agreement.

“Effective Date” shall have the meaning set forth in the Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” shall have the meaning given such term in Section 3.

“Liquidation” shall have the meaning set forth in Section 5(a).

“Liquidation Preference” shall mean $0.001 per share for the Preferred Stock (subject to adjustment from time to time upon the occurrence of an event described in Section 5(a)).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means the Note Purchase Agreement dated as of September 1, 2016 among the Corporation and the other parties thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Reference Property” shall have the meaning set forth in Section 7(d).

“Restricted Securities” shall have the meaning set forth in Rule 144 of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 7.

“Successor Consideration” shall have the meaning set forth in Section 7(d).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means [                            ].

Section 2.                                           Designation, Amount and Par Value. The series of preferred stock shall be designated as Series A Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be [           ](2).  Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $[          ](3), subject to increase set forth in Section 7 below (the “Stated Value”).

(2)  The number of authorized shares of Series A Convertible Preferred Stock to be equal to the Repayment Amount divided by the Stated Value.

(3)  “Stated Value” shall be calculated as the average daily volume-weighted average price per share of the Maker’s common stock on The Nasdaq Stock Market LLC for the ten (10) consecutive trading days ending on the trading day immediately preceding the Maturity Date (as reported by Bloomberg L.P., without regard to pre-open or after hours trading outside of any regular trading sessions for any such scheduled trading day on such trading day).

Section 3.                                           Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7, holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.  No other dividends shall be paid on shares of Preferred Stock.

Section 4.                                           Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents, including, for the avoidance of doubt, the bylaws of the Corporation in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Section 5.                                           Liquidation Rights.

a)                                     Liquidation Preference.  Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, that is not an Acquisition (a “Liquidation”), the Holders shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Preferred Stock held by them equal to the Liquidation Preference, or such lesser amount as may be approved by the Holders of the majority of the outstanding shares of Preferred Stock. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 5(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 5(a).

b)                                     After the payment or setting aside for payment to the holders of Preferred Stock of the full amounts specified in Section 5(a), upon any Liquidation, the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid on a pari passu basis with all holders of Common Stock.  The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6.                                           Conversion.

a)             Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required.  To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue.  Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b)             Conversion Price.  The initial conversion price for the Preferred Stock shall equal $[             ](4) subject to adjustment herein (the “Conversion Price”).

c)              Mechanics of Conversion

i.                                          Delivery of Conversion Shares Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) Conversion Shares which, when such Conversion Shares cease to be Restricted Securities, shall be free of restrictive legends and trading restrictions

(4)  NTD: Conversion Price initially equal to the Stated Value (i.e., Preferred Stock converts to Common Stock on 1:1 basis).

(other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, and (B) an amount of cash equal to the amount of accrued and unpaid dividends on such shares of Preferred Stock, if any.  When such Conversion Shares cease to be Restricted Securities, the Corporation shall use its best efforts to deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

ii.                                       Failure to Deliver Conversion Shares.  If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares and after the Share Delivery Date, to rescind the election of such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation.

iii.                                    Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

iv.                                   Fractional Shares. No fractional shares representing fractional shares shall be issued upon the conversion of the Preferred Stock.  As to any fraction of a share which the Holder would otherwise be entitled to receive upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.

v.                                      Transfer Taxes and Expenses.  The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.  The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required doe same-day electronic delivery of the Conversion Shares.

d)             Beneficial Ownership Limitation.  The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted shares of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request (which may be via email) of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.  A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply.  Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

Section 7.                                           Certain Adjustments.

a)                                     Stock Dividends and Stock Splits.  If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                                     Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or in the beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance, to the extent permissible, for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)                                      Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of such shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance, to the extent permissible, for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)                                     Assumption of Obligations.  Upon the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) the sale, lease or other disposition of all or substantially all of the assets of the Company to a person or group of persons acting together; or (iii) any merger or consolidation of the Company into or with another person or entity (each of clauses (i), (ii) and (iii), an “Acquisition”), the acquiring, surviving or successor entity (if other than the Company) shall assume the obligations of the Preferred Stock, and, in the case of any Acquisition where the holders of the Common Stock are entitled to receive cash, securities or other property (“Reference Property”) for their shares of Common Stock, the Preferred Stock shall (unless previously converted) thereafter be convertible, with respect to each share of Preferred Stock, into type and amount of Reference Property as would have been received for each share of Common Stock issuable upon conversion of such share of Preferred Stock as if such share of Common Stock were outstanding on and as of the closing of such Acquisition (the “Successor Consideration”) (subject to further adjustment pursuant to this Section 7).  The provisions of this Section 7(d) shall similarly apply to successive Acquisitions.

e)                                      Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

f)                                       Notice to the Holders.

i.                                          Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.                                       Notice to Allow Conversion by Holder.  If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least five (5) Business Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 5 Business Day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8.                                           Miscellaneous.

a)                                     Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the

address set forth above Attention: [                 ], office/facsimile number [                        ], e-mail address [                        ] or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)                                     Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c)                                      Lost or Mutilated Preferred Stock Certificate.  If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof reasonably satisfactory to the Corporation.

d)                                     Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

e)                                      Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

f)                                       Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

g)                                      Status of Converted or Redeemed Preferred Stock.  Shares of Preferred Stock may only be issued pursuant to the Convertible Promissory Notes.  If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Convertible Preferred Stock.

*********************

EXECUTION VERSION

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Powers, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this   th day of             .

/s/	/s/
Name:	Name:
Title:	Title:

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Array BioPharma Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Convertible Promissory Notes. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Preferred Stock owned prior to Conversion:

Number of shares of Preferred Stock to be Converted:

Stated Value of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Number of shares of Preferred Stock subsequent to Conversion:

Address for Delivery:
or
DWAC Instructions:
Broker no:
Account no:

[HOLDER]

By:
Name:
Title: